                                                                    EXHIBIT 10.5
================================================================================




                               CREDIT AGREEMENT


                                  dated as of


                              September 17, 1998


                                     among



                         ADVANCED RADIO TELECOM CORP.,



                           The Lenders Party Hereto,


                     STATE STREET BANK AND TRUST COMPANY,
                             as Collateral Agent,


                                      and


                           LUCENT TECHNOLOGIES INC.,
                            as Administrative Agent



================================================================================
                                                        [Reference No. 7725-029]

                              TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.            Defined Terms............................................               1
SECTION 1.02.            Classification of Loans and
                         Borrowings...............................................              31
SECTION 1.03.            Terms Generally..........................................              31
SECTION 1.04.            Accounting Terms; GAAP...................................              32

                                  ARTICLE II

                                   The Loans
                                   ---------

SECTION 2.01.            Tranche A Commitments....................................              32
SECTION 2.02.            Loans and Borrowings.....................................              33
SECTION 2.03.            Requests for Borrowings..................................              34
SECTION 2.04.            Funding of Borrowings....................................              35
SECTION 2.05.            Interest Elections.......................................              36
SECTION 2.06.            Termination and Reduction of
                           Commitments............................................              38
SECTION 2.07.            Repayment of Loans; Evidence of Debt.....................              38
SECTION 2.08.            Amortization of Loans....................................              39
SECTION 2.09.            Prepayment of Loans......................................              41
SECTION 2.10.            Fees.....................................................              44
SECTION 2.11.            Interest.................................................              44
SECTION 2.12.            Alternate Rate of Interest...............................              46
SECTION 2.13.            Increased Costs..........................................              46
SECTION 2.14.            Break Funding Payments; Prepayment
                           Fees...................................................              47
SECTION 2.15.            Taxes....................................................              48
SECTION 2.16.            Payments Generally; Pro Rata
                         Treatment; Sharing of Set-Offs...........................              49
SECTION 2.17.            Mitigation Obligations; Replacement
                         of Lenders...............................................              51
SECTION 2.18.            Additional Loan Supplements..............................              52

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.            Organization; Powers.....................................              53
SECTION 3.02.            Authorization; Enforceability............................              53

SECTION 3.03.            Governmental Approvals;
                           No Conflicts...........................................              53
SECTION 3.04.            Financial Condition; No Material
                         Adverse Change...........................................              53
SECTION 3.05.            Properties and Licenses..................................              54
SECTION 3.06.            Litigation and Environmental
                           Matters................................................              55
SECTION 3.07.            Compliance with Laws and Agreements......................              55
SECTION 3.08.            Investment and Holding Company
                           Status.................................................              55
SECTION 3.09.            Taxes....................................................              55
SECTION 3.10.            ERISA....................................................              56
SECTION 3.11.            Disclosure...............................................              56
SECTION 3.12.            Subsidiaries.............................................              56
SECTION 3.13.            Insurance................................................              56
SECTION 3.14.            Labor Matters............................................              56
SECTION 3.15.            Purchase Agreement.......................................              57


                                  ARTICLE IV

                                  Conditions
                                  ----------
SECTION 4.01.            Effective Date...........................................              57
SECTION 4.02.            Tranche A Full Availability Date.........................              60
SECTION 4.03.            Each Borrowing...........................................              61


                                   ARTICLE V

                             Affirmative Covenants
                            ----------------------

SECTION 5.01.            Financial Statements and Other
                           Information............................................              61
SECTION 5.02.            Notices of Material Events...............................              64
SECTION 5.03.            Information Regarding Collateral.........................              64
SECTION 5.04.            Existence; Conduct of Business...........................              65
SECTION 5.05.            Payment of Obligations...................................              65
SECTION 5.06.            Maintenance of Properties................................              66
SECTION 5.07.            Insurance................................................              66
SECTION 5.08.            Books and Records; Inspection
                           Rights.................................................              67
SECTION 5.09.            Compliance with Laws and Agreements......................              67
SECTION 5.10.            Use of Proceeds..........................................              67
SECTION 5.11.            Further Assurances.......................................              68
SECTION 5.12.            Casualty and Condemnation................................              68
SECTION 5.13.            Interest Rate Protection.................................              68
SECTION 5.14.            FCC Licenses.............................................              69


                                  ARTICLE VI

                              Negative Covenants
                              ------------------
SECTION 6.01.            Indebtedness.............................................              69
SECTION 6.02.            Liens....................................................              71
SECTION 6.03.            Fundamental Changes......................................              73
SECTION 6.04.            Investments, Loans, Advances,
                           Guarantees and Acquisitions;
                           Asset Sales............................................              73
SECTION 6.05.            Hedging Agreements.......................................              76
SECTION 6.06.            Restricted Payments......................................              76
SECTION 6.07.            Transactions with Affiliates.............................              77
SECTION 6.08.            Restrictive Agreements...................................              77
SECTION 6.09.            Repayment of Indebtedness................................              77
SECTION 6.10.            Intercompany Agreements..................................              78
SECTION 6.11.            Limitation on Sale-Leaseback
                           Transactions...........................................              78
SECTION 6.12.            Restricted Subsidiaries..................................              78
SECTION 6.13.            FCC Licenses and License
                           Subsidiaries...........................................              79
SECTION 6.14.            ERISA....................................................              79
SECTION 6.15.            Secured Indebtedness to Total
                           Capitalization.........................................              79
SECTION 6.16.            Total Indebtedness to Total
                           Capitalization.........................................              80
SECTION 6.17.            Senior Indebtedness to Consolidated
                           EBITDA.................................................              80
SECTION 6.18.            Total Indebtedness to Consolidated
                           EBITDA.................................................              80
SECTION 6.19.            Consolidated EBITDA to Consolidated
                           Debt Service...........................................              81
SECTION 6.20.            Consolidated EBITDA to Consolidated
                           Cash Interest
                           Expense.................................................             82
SECTION 6.21.            Minimum Revenues.........................................              82
SECTION 6.22.            Minimum Buildings on Network.............................              83
SECTION 6.23.            Minimum Customers........................................              83


                                        ARTICLE VII

                                     Events of Default
                                     -----------------
Events of Default.................................................................              83

                                       ARTICLE VIII

                                        The Agents
                                        ----------
The Agents........................................................................              87


                                        ARTICLE IX

                                       Miscellaneous
                                       -------------
SECTION 9.01.            Notices..................................................              89
SECTION 9.02.            Waivers; Amendments......................................              90
SECTION 9.03.            Expenses; Indemnity; Damage Waiver.......................              91
SECTION 9.04.            Successors and Assigns...................................              93
SECTION 9.05.            Survival.................................................              96
SECTION 9.06.            Counterparts; Integration;
                           Effectiveness..........................................              97
SECTION 9.07.            Severability.............................................              97
SECTION 9.08.            Right of Setoff..........................................              97
SECTION 9.09.            Governing Law; Jurisdiction; Consent
                           to Service of Process..................................              98
SECTION 9.10.            WAIVER OF JURY TRIAL.....................................              99
SECTION 9.11.            Headings.................................................              99
SECTION 9.12.            Confidentiality..........................................              99
SECTION 9.13.            Interest Rate Limitation.................................             100


SCHEDULES:
---------

Schedule 2.01 -- Tranche A Commitments
Schedule 3.05 -- Licenses
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Permitted Asset Sales
Schedule 6.08 -- Existing Restrictions
Schedule 9.04 -- Certain Permitted Assignees


EXHIBITS:
--------

Exhibit A -- Form of Escrow Agreement
Exhibit B -- Form of Perfection Certificate
Exhibit C -- Form of Security Agreement
Exhibit D-1 -- Form of Opinion of Ropes & Gray
Exhibit D-2 -- Form of Opinion of Wiley, Rein & Fielding
Exhibit D-3 -- Form of Opinion of Cravath, Swaine & Moore

                    CREDIT AGREEMENT dated as of September 17, 1998, among
               ADVANCED RADIO TELECOM CORP., a Delaware corporation, the LENDERS party hereto, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, and LUCENT TECHNOLOGIES INC., as Administrative Agent.

          The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         --------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Additional Assets" means any real property, improvements thereto,
           -----------------
tangible personal property or FCC licenses owned by and used or useful in the business of the Borrower and the Restricted Subsidiaries.

          "Additional Commitment" means, with respect to each Lender, the
           ---------------------
commitment, if any, of such Lender to make Additional Loans of any Class, expressed as an amount representing the maximum aggregate amount of the Additional Loans of such Class to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to Additional Loan Supplements entered into by such Lender or assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Additional Commitment of any Class will be set forth in the relevant Additional Loan Supplement, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Additional Commitment, as applicable.

          "Additional Loan" means a loan made pursuant to an Additional Loan
           ---------------
Supplement.

          "Additional Loan Supplement" means a supplement to this Agreement
           --------------------------
entered into by the Borrower, the Administrative Agent and one or more Lenders, as contemplated by Section 2.18, providing for (a) the commitments of such Lender or Lenders to make loans pursuant to this Agreement,
(b) the maturity of, and scheduled repayment of, such loans, (c) the interest rates applicable to such loans, (d) any fees payable by the Borrower in respect of such commitments or loans and (e) any other terms and conditions (not inconsistent with the terms and conditions set forth in this Agreement) applicable to such commitments or loans. Each Additional Loan Supplement shall designate the Class of the commitments and loans provided for therein.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of
           -----------------------------------------
assets of the Borrower and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in accordance with GAAP), after deducting therefrom (a) all current liabilities of the Borrower and its Restricted Subsidiaries (excluding intercompany items) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than FCC Licenses), all as set forth on the quarterly or annual consolidated balance sheet of the Borrower and its Restricted Subsidiaries, prepared in accordance with GAAP and most recently delivered to the Lenders pursuant to Section 5.01(a) or (b); provided that the value of any
                                                --------
FCC Licenses shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board of Directors of the Borrower and evidenced by a resolution of such board.

          "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for
           ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Lucent, in its capacity as administrative
           --------------------
agent for the Lenders hereunder.

          "Administrative Questionnaire" means an administrative questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent and the Collateral Agent.
           ------

          "Aggregate Capital" means, as of any date, the aggregate amount of Net
           -----------------
Proceeds received by the Borrower after April 27, 1998, and on or prior to such date from contributions of equity capital and issuance of Other Debt.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, for any day, with respect to any Tranche A
           ---------------
Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based on the Leverage Ratio as of the most recent determination date; provided that after the date that the
                                          --------
Aggregate Capital exceeds $350,000,000, 1.00% shall be subtracted from the applicable spreads set forth below:




==============================================================================================
                      Leverage Ratio              ABR Spread             Eurodollar Spread
                      --------------              ----------             -----------------
----------------------------------------------------------------------------------------------
    Category 1    less than 4.0 to 1.0             3.00%                       4.00%
----------------------------------------------------------------------------------------------
    Category 2   greater than or equal to          3.25%                       4.25%
                 4.0 to 1.0 but less than
                 6.0 to 1.0
----------------------------------------------------------------------------------------------
    Category 3   greater than or equal to          3.50%                       4.50%
                 6.0 to 1.0 but less than
                 10.0 to 1.0
----------------------------------------------------------------------------------------------
    Category 4   greater than or equal to          4.00%                       5.00%
                 10.0 to 1.0
===============================================================================================

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that
                                                                  --------
the Leverage Ratio shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) within the period specified therein for delivery thereof, during the period from the expiration of the period specified therein for delivery thereof until such consolidated financial statements are delivered.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means Advanced Radio Telecom Corp., a Delaware corporation.
           --------

          "Borrowing" means a Loan or group of Loans of the same Class and Type,
           ---------
made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Bridge Loans" means loans outstanding under the Bridge Note.
           ------------

          "Bridge Note" means the promissory note dated June 10, 1998, issued by
           -----------
the Borrower to Lucent.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the
                  --------
term "Business Day" shall also exclude any day on which banks are not open for
      ------------
dealings in dollar deposits in the London interbank market.

          "Business Plan" means, for any fiscal year, the business plan of the
           -------------
Borrower and the Restricted Subsidiaries for such fiscal year.

          "Capital Expenditures" means, for any period, (a) the additions to
           --------------------
property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Additional Loans of a particular Class and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment or an Additional Commitment of a particular Class. The designation of Classes of Additional Loans and Additional Commitments shall be specified in the applicable Additional Loan Supplements.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in the
           ----------
Security Agreement.

          "Collateral Agent" means State Street Bank and Trust Company in its
           ----------------
capacity as collateral agent for the Secured Parties (as defined in the Security Agreement) under the Security Agreement.

          "Collateral Cost" means, with respect to any property or asset, the
           ---------------
portion of the Purchase Price attributable to such property or asset, determined by reference to Lucent's invoice therefor, disregarding amounts attributable to services, installation, other intangibles and sales taxes.

          "Collateral Prepayment Amount" means, with respect to any Collateral
           ----------------------------
Trigger Event:

          (a) in the case of a Collateral Trigger Event referred to in clause
     (a) of the definition of the term "Collateral Trigger Event", an amount equal to the Net Proceeds of such Collateral Trigger Event (determined without giving effect to clause (b)(ii) of the definition of the term "Net Proceeds"); or

          (b) in the case of a Collateral Trigger Event referred to in clause
     (b) of the definition of the term "Collateral Trigger Event", an amount equal to the replacement cost, at the time of such Collateral Trigger Event, of properties or assets of the same model and type as the properties or assets affected by such Collateral Trigger Event;

provided that if, at the time of and after giving effect to the applicable
--------
Collateral Trigger Event, the total Collateral Cost of all properties and assets that have been the subject of Collateral Trigger Events exceeds 25% of the total Collateral Cost of all properties and assets that constitute or previously constituted Collateral (including properties and assets that have ceased to constitute Collateral as a result of Collateral Trigger Events), then the "Collateral Prepayment Amount" shall be an amount equal to the product of (i) the sum of the aggregate principal amount of the Loans outstanding at the time plus all Deferred Interest thereon, multiplied by (ii) a fraction, the numerator of which shall be the total Collateral Cost of the properties or assets that are the subject of the applicable Collateral Trigger Event, and the denominator of which shall be the total Collateral Cost of all properties and assets constituting Collateral immediately prior to such Collateral Trigger Event; provided further that if a
----------------

Collateral Trigger Event occurs and if the Borrower has replaced the affected property or asset, or purchased additional property or assets constituting Collateral, as contemplated by the proviso to the definition of "Collateral Trigger Event", but the property or assets so acquired do not have a value equivalent to or greater than the property or asset that was the subject of such Collateral Trigger Event, then the "Collateral Prepayment Amount" in respect of such Collateral Trigger Event shall be reduced by an amount equal to the Collateral Cost of the property or assets so acquired.

          "Collateral Trigger Event" means:
           ------------------------

          (a) any direct or indirect sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset constituting Collateral; or

          (b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset constituting Collateral;

provided that an event referred to in clause (a) or (b) above shall not
--------
constitute a "Collateral Trigger Event" if (i) the Borrower elects to repair, restore or replace the affected property or asset, or to purchase additional property or assets, as promptly as practicable, but in any event within 180 days, after receipt of the Net Proceeds of such event in accordance with the requirements of this proviso (and the Borrower shall be deemed to have so elected unless the Borrower notifies the Administrative Agent that it intends to prepay Borrowings with the Net Proceeds of such event within three Business Days after receipt of the Net Proceeds of such event), (ii) all Net Proceeds from such event are deposited with the Collateral Agent to be held as cash collateral pursuant to the Security Agreement, subject to release to pay the costs of such repair, restoration, replacement or purchase as and when due, (iii) the Borrower promptly commences and diligently pursues such repair, restoration, replacement or purchase and (iv) in the case of a replacement or purchase, each property or asset acquired pursuant to such replacement or purchase (A) is acquired by the Borrower pursuant to the Purchase Agreement, (B) has a value equivalent to or greater than the property or asset that was the subject of the applicable event (prior to giving effect to the applicable event), (C) becomes Collateral effective upon such replacement or purchase, free and clear of all Liens (other than the Lien of the Security Agreement), and (D) is not financed with any Borrowings hereunder (except to the extent the purchase price thereof exceeds the greater of (i) the Collateral Cost of the property or asset subject to such event and
(ii) the Net Proceeds of such event); provided further that, if at the
                                      ----------------
expiration of the 180-day period commencing on the date of receipt of the Net Proceeds of such event the Borrower has not completed the repair, restoration or replacement of the affected property or asset or purchased additional property or assets constituting Collateral in accordance with all the requirements of the foregoing proviso, then a "Collateral Trigger Event" shall be deemed to have occurred at the expiration of such 180-day period; provided further that such
                                                   ----------------
180-day period shall be extended by an additional 90 days to the extent that the Borrower has issued binding purchase orders with respect to the purchase of additional property or assets constituting Collateral by the expiration of such 180-day period.

          "Commitment" means a Tranche A Commitment or an Additional Commitment,
           ----------
or any combination thereof (as the context requires).

          "Consolidated Cash Interest Expense" means, for any period,
           ----------------------------------
Consolidated Interest Expense for such period, less (i) any interest on Indebtedness outstanding under the Indenture paid in cash during such period out of the escrow account established for such purpose, (ii) any amortization of capitalized fees and expenses included in Consolidated Interest Expense for such period, (iii) any amortization of original issue discount included in interest expense for such period and (iv) any Deferred Interest or other interest deferred or paid in kind and included in Consolidated Interest Expense for such period.

          "Consolidated Debt Service" means, for any period, Consolidated Cash
           -------------------------
Interest Expense for such period plus any scheduled payments of principal of Indebtedness of the Borrower and the Restricted Subsidiaries during such period.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period (adjusted to exclude all extraordinary items), plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period,
(c) all amounts attributable to depreciation and amortization for such period and (d) all other non-cash adjustments to depreciable assets for such period, minus, without duplication and to the extent added to revenues in determining Consolidated Net Income, all non-cash adjustments to depreciable assets for such period, all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Indebtedness" means, as of any date of determination,
           -------------------------
the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date (including Indebtedness of Unrestricted Subsidiaries to the extent Guaranteed by the Borrower or any Restricted Subsidiary), which shall be net of all cash held in escrow for the satisfaction of such Indebtedness as of such date, determined on a consolidated basis in accordance with GAAP; provided that, for purposes of this definition,
                               --------
the term "Indebtedness" shall exclude obligations as an account party in respect of letters of credit to the extent that such letters of credit have not been drawn upon.

          "Consolidated Interest Expense" means, for any period, the interest
           -----------------------------
expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations and any financing expenses), accrued by the Borrower and the Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP; provided that interest expense of an
                                            --------
Unrestricted Subsidiary shall be deemed to be interest expense of the Borrower to the extent such interest expense relates to Indebtedness Guaranteed by the Borrower or a Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, net income or loss of
           -----------------------
the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income of any Person in which any other Person (other than the Borrower or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Borrower or any Restricted Subsidiary by such Person, (b) the income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Borrower or any Restricted Subsidiary by such Unrestricted Subsidiary during such period, and
(c) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any

Restricted Subsidiary or the date such Person's assets are acquired by the Borrower or any Restricted Subsidiary.

          "Contributed Capital" means, as of any date of determination, the
           -------------------
amount of paid-in capital of the Borrower as of such date, including equity issued for cash and noncash consideration, determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Deferred Interest" means any interest on any Loan, or any interest on
           -----------------
any Deferred Interest on such Loan, that is deferred rather than paid when due as provided in (a) clause (iv) of Section 2.11(d), in the case of Tranche A Loans, or (b) the applicable Additional Loan Supplement, in the case of Additional Loans of any Class that expressly provides for deferral of interest. Deferred Interest on any Loan shall continue to constitute interest on (and not principal of) such Loan for all purposes hereof, including for purposes of determining a Lender's remaining Tranche A Commitment pursuant to Section 2.01 hereof and the amount of Additional Loans pursuant to Section 2.18 hereof.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "Disqualified Stock" means any capital stock of the Borrower which by
           ------------------
its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, (iii) requires the payment of dividends other than dividends payable solely in additional shares of capital stock of the Borrower (other than Disqualified Stock) or (iv) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part, in each case on or prior to the second anniversary of the latest Maturity Date.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of

ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Escrow Agreement" means the Escrow Agreement between the Borrower,
           ----------------
the Administrative Agent and the Collateral Agent, substantially in the form of Exhibit A.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any fiscal year of the Borrower, the sum
           ----------------
(without duplication) of:

          (a) the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events or Collateral Trigger Events; plus
     ----

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year (including Deferred Interest and any other interest expense accrued for such fiscal year that is not payable currently in cash); plus
                                                                          ----

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its Restricted Subsidiaries increased during such fiscal year plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries during such fiscal year to finance Capital Expenditures, to the extent that principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus
                                                      -----

          (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus
                       -----

          (e) the excess, if any, of (i) the sum of (A) Capital Expenditures for such fiscal year, plus (B) Capital Expenditures that the Borrower expects to make in the next fiscal year (excluding any such Capital Expenditures that are expected to be financed pursuant to Capital Lease Obligations or other Indebtedness) in an amount not to exceed (I) with respect to the fiscal year during which the Tranche A Availability Termination Date occurs, $15,000,000, and (II) with respect to each fiscal year thereafter, 100% of Capital Expenditures (excluding any such Capital Expenditures that were financed pursuant to Capital Lease Obligations or other Indebtedness) made in the previous fiscal year, over (ii) the amount, if any, of Capital Expenditures deducted in calculating Excess Cash Flow for any previous fiscal year pursuant to sub-clause (i) (B) of this clause (e), to the extent that an adjustment pursuant to this sub-clause (ii) has not yet been made in respect of such previous deduction; minus
                                                 -----

          (f) the aggregate principal amount of Indebtedness, and the aggregate amount of Deferred Interest, repaid or prepaid by the Borrower and its Restricted Subsidiaries during such period, excluding (i) Loans and Deferred Interest prepaid pursuant to Section 2.09(b), (c) or (d), (ii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iii) Indebtedness referred to in clause (i) of Section 6.01.

          "Excluded Taxes" means, with respect to either Agent, any Lender or
           --------------
any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "FCC" means the Federal Communications Commission.
           ---

          "FCC License" means any license granted by the FCC to the Borrower or
           -----------
any Restricted Subsidiary.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "GAAP" means, subject to Section 1.04(b), generally accepted
           ----
accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Indenture" means the Indenture dated as of February 6, 1997, between
           ---------
the Borrower and The Bank of New York, as trustee.

          "Initial Loan Limit" means $10,000,000.
           ------------------

          "Intercompany Agreements" has the meaning set forth in paragraph (m)
           -----------------------
of Section 4.01.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.05.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any LIBOR Borrowing, the
           ---------------
period commencing on the date of such

Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a
--------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.01, the Persons that
           -------
make Additional Commitments pursuant to any Additional Loan Supplements as specified therein and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person (a) that ceases to be a party hereto pursuant to an Assignment and Acceptance or (b) whose Commitments have terminated and whose Loans, and all interest thereon, have been repaid.

          "Leverage Ratio" means, on any date, the ratio of (a) Consolidated
           --------------
Indebtedness as of such date to (b) 200% of Consolidated EBITDA for the period of two consecutive fiscal quarters of the Borrower ended on such date or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date.

          "LIBOR", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "LIBO Rate" means, with respect to any LIBOR Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "License Subsidiary" has the meaning assigned to such term in Section
           ------------------
6.13.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement (including any Additional Loan
           --------------
Supplements), the Working Capital Credit Agreement, the Escrow Agreement and the Security Agreement.

          "Loan Parties" means the Borrower and the Restricted Subsidiaries.
           ------------

          "Loans" means Tranche A Loans and Additional Loans.
           -----

          "Lucent" means Lucent Technologies Inc.
           ------

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations, performance or properties of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans), or
           ---------------------
obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means (a) in respect of the Tranche A Loans, the
           -------------
Tranche A Maturity Date, or (b) in respect of the Additional Loans of any Class, the maturity date in respect of such Additional Loans as specified in the applicable Additional Loan Supplement.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Working Capital" means, at any date, (a) the consolidated current
           -------------------
assets of the Borrower and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Network" means (a) the nationwide, wireless, broadband data network
           -------
contemplated to be purchased by the Borrower from Lucent pursuant to the Purchase Agreement or (b) the portion thereof theretofore purchased by the Borrower, as the context requires.

          "Non-Recourse Debt" means Indebtedness (a) as to which neither the
           -----------------
Borrower nor any of the Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (pursuant to a Guarantee or otherwise); (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Loans) of the Borrower or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lender or lenders of any indebtedness for borrowed money in an aggregate amount in excess of $5,000,000 has been notified in writing that such lender shall not have any recourse to the stock or assets of the Borrower or any of the Restricted Subsidiaries.

          "Obligations" has the meaning assigned to such term in the Security
           -----------
Agreement.

          "Other Debt" means (a) Indebtedness in respect of debt securities
           ----------
issued by the Borrower pursuant to a public offering registered with the Securities and Exchange Commission or pursuant to a private placement made in accordance with Rule 144A under the Securities Act of 1933 and in any event (i) which are unsecured, (ii) which mature after the latest Maturity Date established in respect of any Loans provided for herein or in any Additional Loan Supplement at the time such debt securities are issued, (iii) which do not require any scheduled repayments of principal prior to maturity, (iv) which are not Guaranteed by any Subsidiary and
(v) the other terms and conditions of which are customary market terms for debt securities issued by companies of comparable credit quality in the same market and (b) Indebtedness in respect of debt securities issued by the Borrower pursuant to a private placement to institutional investors made in reliance on
Section 4(2) of the Securities Act of 1933, satisfying the conditions set forth in clauses (a)(i) through (a)(iv) above and having other terms and conditions which are reasonably satisfactory to the Required Lenders.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Exhibit B
           ----------------------
or any other form approved by the Collateral Agent.

          "Permitted Acquisition" means any acquisition of all or substantially
           ---------------------
all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws,
(c) in the case of an acquisition of shares or other equity interests in a Person, such acquisition results in such Person being merged with and into the Borrower or a wholly owned Restricted Subsidiary or becoming a wholly owned Restricted Subsidiary of the Borrower, (d) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.15, 6.16, 6.17, 6.18,
6.19 and 6.20 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (e) the consideration for such acquisition shall consist solely of common stock or Permitted Preferred Stock of the Borrower, cash, Indebtedness of the Borrower or a Restricted Subsidiary, or a combination of the foregoing,
(f) after giving effect to
such acquisition, the aggregate amount of cash consideration paid in connection with all acquisitions constituting "Permitted Acquisitions", plus the aggregate principal amount of all Indebtedness issued as consideration in connection therewith and all Indebtedness incurred, assumed or otherwise resulting from such acquisitions, shall not exceed the sum of (i) $20,000,000, (ii) the aggregate Net Proceeds received by the Borrower from contributions of equity capital subsequent to the date hereof and (iii) 50% of Excess Cash Flow for each fiscal year of the Borrower, commencing with the fiscal year during which the Tranche A Availability Termination Date occurs, and (g) the Borrower has delivered to the Administrative Agent an officer's certificate to the effect set forth in clauses (a) through (f) above, together with all relevant financial information for the business or entity being acquired.

          "Permitted Assignment" means (a) any assignment to Lucent or any
           --------------------
Affiliate of Lucent, (b) any assignment to any existing Lender or any Affiliate thereof or (c) any assignment to a Person listed on Schedule 9.04 or any Affiliate of any such Person.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary; and

          (g) bankers' rights of setoff and other like Liens imposed by law;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) shares of any mutual fund the investment guidelines of which restrict such fund's investments to those closely resembling the criteria set forth in any one or more of clauses (a) through (d) above; provided
                                                                    --------
     such fund has total assets of not less than $1,000,000,000.

          "Permitted Preferred Stock" means capital stock of the Borrower (other
           -------------------------
than Disqualified Stock) of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Borrower, over shares of capital stock of any other class of the Borrower.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Event" means:
           ----------------

          (a) any direct or indirect sale, transfer or other disposition (other than a sale of FCC Licenses pursuant to the exercise of the option granted by the Borrower to Commco, L.L.C. pursuant to the Option Agreement dated as of July 3, 1996) after the Tranche A Full Availability Date (including pursuant to a sale and leaseback transaction) of any property or asset (other than Collateral) of the Borrower or any Restricted Subsidiary (other than dispositions described in clauses (i), (ii) and (iii) of Section 6.04(b)); or

          (b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset (other than Collateral) of the Borrower or any Restricted Subsidiary after the Tranche A Full Availability Date;

provided that (i) any such event, or combination of related events, involving
--------
Net Proceeds of less than $500,000 shall not constitute a "Prepayment Event",
(ii) any such event referred to in clause (a) above shall not constitute a "Prepayment Event" if (A) the Borrower elects to reinvest the Net Proceeds of such event in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event (and the

Borrower shall be deemed to have so elected unless the Borrower notifies the Administrative Agent that it intends to prepay Borrowings with the Net Proceeds of such event within three Business Days after receipt of the Net Proceeds of such event) and (B) all Net Proceeds from such event (and any related events) in excess of $1,000,000 are escrowed pursuant to the Escrow Agreement, and (iii) any such event referred to in clause (b) above shall not constitute a "Prepayment Event" if (A) the Borrower elects to apply the Net Proceeds of such event to repair, restore or replace the affected property or asset or to reinvest such Net Proceeds in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event (and the Borrower shall be deemed to have so elected unless the Borrower notifies the Administrative Agent that it intends to prepay Borrowings with the Net Proceeds of such event within three Business Days of such event), and (B) all Net Proceeds from such event (and any related events) in excess of $1,000,000 are escrowed pursuant to the Escrow Agreement; provided further that,
                                                          ----------------
if at the expiration of the 180-day period referred to in clause (ii) or (iii) above less than all the Net Proceeds of such event have been reinvested or applied as provided therein, then a "Prepayment Event" shall be deemed to have occurred at the expiration of such 180-day period with Net Proceeds equal to the Net Proceeds that have not been so reinvested or applied; provided further that
                                                          ----------------
the 180-day period referred to in clause (ii) above shall be extended by the length of any FCC review period to the extent that the Borrower has entered into a binding commitment to purchase FCC Licenses by the expiration of such 180-day period.

          "Prime Rate" means the rate of interest per annum published from time
           ----------
to time in the "Money Rates" column (or any successor column) of The Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000. Each change in the Prime Rate shall be effective from and including the date such change is published.

          "Purchase Agreement" means the Purchase Agreement dated April 24,
           ------------------
1998, as amended and restated as of July 24, 1998, between Lucent and the Borrower.

          "Purchase Price" means the "Purchase Price", as defined in the
           --------------
Purchase Agreement.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Repayment" means, in respect of any Indebtedness, the direct or
           ---------
indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "Repay" has a meaning correlative
                                             -----
thereto.

          "Required Lenders" means, at any time, Lenders having outstanding
           ----------------
Loans, Deferred Interest and Commitments representing more than 50% of the sum of the total outstanding Loans, Deferred Interest and Commitments at such time; provided that at any time that Lucent and its Affiliates, if any, who are
--------
Lenders have outstanding Loans, Deferred Interest and Commitments representing more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments at such time, and all other Lenders taken together have more than 35% of all such outstanding Loans, Deferred Interest and Commitments, "Required Lenders" means each of (i) Lucent and such Affiliates who are Lenders at such time and (ii) other Lenders holding more than 50% of the outstanding Loans, Deferred Interest and Commitments (excluding those held by Lucent and such Affiliates of Lucent) at such time; provided further that, if at the time of and
                                    ----------------
immediately prior to giving effect to any Additional Loan Supplement all Lenders other than Lucent and its Affiliates have more than 35% of all outstanding Loans, Deferred Interest and Commitments, and if after giving effect to such Additional Loan Supplement Lucent and its Affiliates, if any, who are Lenders will have Loans, Deferred Interest and Commitments representing more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments, then the "Required Lenders" shall be determined in accordance with the immediately preceding proviso until Lucent and its affiliates who are Lenders cease to have more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments.

          "Restricted Payment" means (a) any dividend or other distribution
           ------------------
(whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of any class of capital stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Restricted Subsidiary or (b) any Repayment in respect of any Subordinated Indebtedness.

          "Restricted Subsidiary" means any Subsidiary that is not an
           ---------------------
Unrestricted Subsidiary.

          "S&P" means Standard & Poor's.
           ---

          "Secured Indebtedness" means any Indebtedness of the Borrower or any
           --------------------
Restricted Subsidiary (other than Indebtedness outstanding under the Indenture) to the extent secured by a Lien on any asset of the Borrower or any Subsidiary.

          "Security Agreement" means the Security Agreement between the Borrower
           ------------------
and the Collateral Agent, substantially in the form of Exhibit C.

          "Senior Indebtedness" means the principal of, but not premium (if any)
           -------------------
and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Borrower, regardless of whether or not a claim for post-petition filing interest is allowed in such proceedings) on, or fees, expenses, indemnity and reimbursement obligations and other amounts owing in respect of, all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior or pari passu in right of payment to the Obligations.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Indebtedness" means any Indebtedness of the Borrower
           -------------------------
that is, by its terms, subordinated in right of payment to the payment of any of the Obligations and the Loans (as defined in the Working Capital Credit Agreement).

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.
           ----------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Telecommunications Assets" means all assets (including FCC Licenses
           -------------------------
and assets consisting of subscribers), rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with the business of (i) providing voice, video or data communications services, (ii) creating, developing, marketing or selling communications related equipment, software and other devices or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related or incidental to those identified in clauses (i) or (ii); provided that "Telecommunications Assets" shall not include any asset constituting Collateral.

          "Total Capitalization" means, as of any date of determination, the sum
           --------------------
of (a) Total Indebtedness as of such date and (b) Contributed Capital as of such date.

          "Total Indebtedness" means, as of any date of determination, the sum
           ------------------
of (a) Consolidated Indebtedness as of such date and (b) the amount of accrued interest on such Indebtedness that has been capitalized as of such date.

          "Tranche A Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Tranche A Availability Termination Date and the date of termination of the Tranche A Commitments.

          "Tranche A Availability Termination Date" means the earlier of (i) the
           ---------------------------------------
fourth anniversary of the Tranche A Full Availability Date and (ii) June 30,
2003.

          "Tranche A Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Tranche A Loans hereunder during the Tranche A Availability Period, expressed as an amount representing the maximum principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $200,000,000.

          "Tranche A Full Availability Date" means the date on which the
           --------------------------------
conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

          "Tranche A Lender" means a Lender with a Tranche A Commitment or an
           ----------------
outstanding Tranche A Loan.

          "Tranche A Loans" means loans made or deemed made by the Lenders
           ---------------
pursuant to Section 2.01 of this Agreement.

          "Tranche A Maturity Date" means the date that is the ninth anniversary
           -----------------------
of the Tranche A Full Availability Date.

          "Tranche A Payment Date" means each March 31, June 30, September 30
           ----------------------
and December 31, commencing on and including the first such date that is on or after the Tranche A Availability Termination Date, and ending on and including the Tranche A Maturity Date.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unrestricted Subsidiary" means any Subsidiary that is designated as
           -----------------------
an Unrestricted Subsidiary by the Board of Directors of the Borrower (and any subsidiary of an Unrestricted Subsidiary); provided that a Subsidiary shall not
                                           --------
be an Unrestricted Subsidiary unless such Subsidiary and each of its subsidiaries (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any Restricted Subsidiary has any direct or indirect obligation (i) to subscribe for additional equity interests, except to the extent that such obligation complies with Section 6.04, or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) prior to the time such Subsidiary is designated an Unrestricted Subsidiary, does not Guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any Restricted Subsidiary. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a Financial Officer's certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 6.04. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred hereunder as of such date an Event of Default shall be deemed to have occurred). The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary;

provided that such designation shall be deemed to be an incurrence of
--------
Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted hereunder at the time and (ii) no Default shall have occurred and be continuing at the time of, or would result from, such designation.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital Credit Agreement" means the Working Capital Credit
           --------------------------------
Agreement dated as of September 17, 1998, among the Borrower, the Lenders party thereto, and Lucent, as Administrative Agent.


          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Tranche A Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g.,
                              ----                                        ----
a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Type (e.g., a "LIBOR Borrowing") or
       ----                                       ----
by Class and Type (e.g., a "Tranche A LIBOR Borrowing").
                   ----

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

          SECTION 1.04.  Accounting Terms; GAAP.  (a)  Except as otherwise
                         -----------------------
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                      --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          (b) Each reference herein to any financial term, definition or computation that is to be calculated for or with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP shall be calculated excluding and without giving effect to Unrestricted Subsidiaries or any investment therein or earnings thereon, except to the extent otherwise expressly provided herein.


                              ARTICLE II

                              The Loans
                              ---------

          SECTION 2.01.  Tranche A Commitments.  (a)  Subject to the terms and
                         ----------------------
conditions set forth herein, each Lender agrees to make Tranche A Loans to the Borrower at any time and from time to time during the Tranche A Availability Period in an aggregate principal amount not exceeding its remaining Tranche A Commitment at the time; provided that (i) the aggregate principal amount of Tranche A Loans made prior to the Tranche A Full Availability Date shall not exceed the Initial Loan Limit and (ii) on and after the Tranche A Full Availability Date, the Lenders shall not be required to make Tranche A Loans in an amount that would result in the aggregate principal amount of all Tranche A Loans made hereunder exceeding 200% of the aggregate Net Proceeds received by the Borrower from contributions of equity capital or the issuance of Other Debt subsequent to April 27, 1998. Amounts repaid in respect of Tranche A Loans may not be reborrowed.

          (b) On and as of the Effective Date, all Bridge Loans outstanding as of such date shall become and be converted into Tranche A Loans outstanding hereunder and, for purposes of Section 2.06(b), the Tranche A Lenders shall be deemed to have made Tranche A Loans on the Effective Date in an aggregate principal amount equal to such Bridge Loans. All Deferred Interest on, and all other accrued interest on the outstanding principal of or Deferred Interest on, such Bridge Loans as of the Effective Date shall continue to constitute Deferred Interest on, or accrued interest on the outstanding principal of or Deferred Interest on, the Tranche A Loans resulting from the conversion of such Bridge Loans.

          SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan shall be made as
                         ---------------------
part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;

provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;

provided that any exercise of such option shall not affect the obligation of the
--------
Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $500,000; provided that (i) an ABR Borrowing may be in an aggregate
                    --------
amount that is equal to the entire remaining Commitments of the applicable Class and (ii) the limitations of this sentence shall not be applicable so long as Lucent and its Affiliates are the only

Lenders. Borrowings of more than one Type and Class may be outstanding at the same time.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans included in such Borrowing.

          SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the
                         ------------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the Business Day before the date of the proposed Borrowing; provided that the
                                                        --------
Borrower may make only one request for a Borrowing in any single calendar month (it being understood that all Borrowings made by the Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Class of, and the aggregate amount of, such Borrowing and the portion of the Purchase Price to be paid with the proceeds therefrom (and each written Borrowing Request shall attach copies of Lucent's invoices for such portion of the Purchase Price);

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

          (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. A Borrowing Request shall not be required with respect to the Tranche A Loans that will result from the conversion of Bridge Loans on the Effective Date pursuant to Section 2.01(b).

          SECTION 2.04.  Funding of Borrowings.  (a)  Each Lender shall make
                         ----------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of Lucent maintained with the Administrative Agent and designated by Lucent for such purpose (for application to pay an equivalent amount of the Purchase Price to be paid with the proceeds of such Loans as specified in the applicable Borrowing Request). Notwithstanding the foregoing,
(i) if Lucent or any Affiliate thereof is a Lender, then Lucent or such Affiliate may make its Loan by crediting the amount thereof against an equivalent amount of the Purchase Price to be paid with such Loan and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available as provided in the preceding sentence.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the same Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05.  Interest Elections.  (a)  Each Borrowing initially
                         -------------------
shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request, except that each Tranche A Loan resulting from the conversion of a Bridge Loan on the Effective Date pursuant to Section 2.01(b) initially shall be of the same Type as the converted Bridge Loan and, in the case of any such Tranche A Loan that is a LIBOR Loan, shall have a remaining Interest Period equal to the remaining Interest Period of such converted Bridge Loan. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

          (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one month LIBOR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) A Borrowing of any Class may not be converted to or continued as a LIBOR Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding LIBOR Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

          SECTION 2.06.  Termination and Reduction of Commitments.  (a)  Unless
                         -----------------------------------------
previously terminated, (i) the Tranche A Commitments shall terminate on the Tranche A Availability Termination Date and (ii) the Additional Commitments of any Class shall terminate on the date specified in the Additional Loan Supplement applicable to such Class.

          (b) On the date of each Loan of any Class made by any Lender such Lender's Commitment of such Class shall be reduced by an amount equal to such Loan.

          (c) In the event that a prepayment would be required pursuant to paragraph (b), (c), (d) or (e) of Section 2.09, all Commitments then in effect shall be reduced ratably by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans and Deferred Interest outstanding immediately prior to giving effect to such prepayment.

          (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the
                                      --------
Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

          (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class pursuant to paragraph (d) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.07.  Repayment of Loans; Evidence of Debt.  (a)  The
                         -------------------------------------
Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Tranche A Loan of such Lender as provided in Section 2.08 and (ii) the then unpaid principal amount of each Additional

Loan of such Lender as provided in the Additional Loan Supplement applicable to Additional Loans of such Class.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest (including Deferred Interest) payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest (including Deferred Interest) due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon (including Deferred Interest) shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08.  Amortization of Loans.  (a)  Subject to adjustment
                         ----------------------
pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Borrowings and Deferred Interest thereon on each Tranche A Payment Date set forth below in an aggregate amount equal to the percentage set forth opposite such Tranche A Payment Date multiplied by an amount equal to the sum of all Tranche A Loans and

Deferred Interest thereon outstanding as of the close of business on the Tranche A Availability Termination Date:



          Tranche A Payment Date                     Percentage
-------------------------------------------   -------------------------

                First                                   1.25%

                Second                                  1.25%

                Third                                   1.25%

                Fourth                                  1.25%

                Fifth                                   2.50%

                Sixth                                   2.50%

                Seventh                                 2.50%

                Eighth                                  2.50%

                Ninth                                   6.25%

                Tenth                                   6.25%

                Eleventh                                6.25%

                Twelfth                                 6.25%

             Thirteenth and
           thereafter prior to                          7.50%
              the Tranche A
              Maturity Date

          Tranche A Maturity Date                       Balance

          (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Borrowings of Additional Loans of each Class (and Deferred Interest thereon, if applicable) as provided in the Additional Loan Supplement applicable to Additional Loans of such Class.

          (c) To the extent not previously paid, all Loans of each Class and Deferred Interest thereon shall be due and payable on the Maturity Date with respect to Loans of such Class.

          (d) Any prepayment of a Borrowing or Deferred Interest of any Class shall be applied to reduce ratably the subsequent scheduled repayments of the Borrowings and Deferred Interest of such Class to be made pursuant to this Section; provided that (i) prepayments of Tranche A Borrowings and Deferred
         --------
Interest thereon that are made prior
to the Tranche A Availability Termination Date shall not affect the scheduled repayments to be made pursuant to paragraph (a) of this Section and (ii) in the case of Additional Loans of any Class, the provisions of this paragraph (d) shall be subject to any contrary provisions specified in the Additional Loan Supplement applicable to Additional Loans of such Class.

          (e) Prior to any repayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each
                                                           --------
repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such repayment shall be applied, first, to repay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of the applicable Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing or Deferred Interest thereon shall be applied, first, ratably to Deferred Interest on the Loans included in the repaid Borrowing and, second, ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest (other than Deferred Interest) on the amount thereof.

          SECTION 2.09.  Prepayment of Loans.  (a)  The Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing or Deferred Interest thereon in whole or in part, without premium or penalty (except as provided in Section 2.14), subject to the requirements of this Section.

          (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Borrowings and Deferred Interest in an aggregate amount equal to such Net Proceeds.

          (c) In the event and on each occasion that any Collateral Trigger Event occurs, the Borrower shall, within three Business Days after the date that such Collateral

Trigger Event occurs, prepay Borrowings and Deferred Interest in an aggregate amount equal to the Collateral Prepayment Amount with respect to such Collateral Trigger Event.

          (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year during which the Tranche A Availability Termination Date occurs, the Borrower shall prepay Borrowings and Deferred Interest in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) In the event and on each occasion that the Borrower or any Restricted Subsidiary Repays any Indebtedness of the Borrower or any Restricted Subsidiary then the Borrower shall, within three Business Days after the date of such Repayment, prepay Borrowings and Deferred Interest in an aggregate amount equal to the product of (x) the sum of the aggregate principal amount of the Loans outstanding at the time plus Deferred Interest thereon, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Consolidated Indebtedness immediately prior to such Repayment (excluding Indebtedness in respect of the Loans and Deferred Interest and Indebtedness outstanding under revolving credit facilities); provided that prepayments of Borrowings and
                              --------
Deferred Interest shall not be required pursuant to this paragraph in respect of
(i) Repayments of Loans or Deferred Interest or loans under the Working Capital Credit Agreement, (ii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring Other Debt or by incurring other Indebtedness that (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced, determined immediately prior to giving effect to such Repayment and (C) does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness being refinanced, (iii) any Repayment of Indebtedness outstanding under a revolving credit facility to the extent that the commitments of the lenders to make loans thereunder remain in effect after giving effect to such Repayment or are replaced by commitments under a replacement revolving credit facility, (iv) any Repayment of secured Indebtedness in connection with the sale of the assets securing such Indebtedness, or (v) any Repayment of Indebtedness at the scheduled final maturity thereof or in accordance with regularly scheduled amortization requirements prior to maturity.

          (f) Prior to any optional or mandatory prepayment of Borrowings or Deferred Interest hereunder, the Borrower shall select the Borrowing or Borrowings (and Deferred Interest thereon) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that each prepayment of Borrowings of any Class shall be
         --------
applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Borrowings or Deferred Interest made at a time when Borrowings of more than one Class are outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Classes pro rata based on the aggregate principal amount of outstanding Borrowings (plus the aggregate amount of Deferred Interest thereon at the time) of each such Class.

          (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof (and Deferred Interest thereon) to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (and Deferred Interest thereon) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing or Deferred Interest thereon shall be applied, first, ratably to Deferred Interest on the Loans included in the repaid Borrowing and, second, ratably to the Loans included in the prepaid Borrowing. Prepayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest (other than Deferred Interest) on the amount prepaid.

          (h) The Borrower shall prepay all outstanding Borrowings and Deferred Interest on June 30, 1999, unless the Tranche A Full Availability Date has occurred.

          SECTION 2.10.  Fees.  (a)  The Borrower agrees to pay to the
                         -----
Administrative Agent for the account of each Tranche A Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily amount of the Tranche A Commitment of such Lender during the period from and including the Tranche A Full Availability Date to but excluding the date on which the Tranche A Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Tranche A Commitments terminate, commencing on the first such date to occur after the Tranche A Full Availability Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The commitment fees payable pursuant to this paragraph shall not apply to Additional Commitments, it being understood that any fees payable with respect to Additional Commitments shall be set forth in the applicable Additional Loan Supplement.

          (b) The Borrower agrees to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

          (c) The Borrower agrees to pay to the Administrative Agent and the Collateral Agent (if other than Lucent), for its own account, fees in the amounts and at the times separately agreed.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the applicable Agent, (ii) to Lucent, in the case of fees payable to it, or (iii) to the Administrative Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11.  Interest.  (a)  The Tranche A Loans comprising each
                         ---------
Tranche A ABR Borrowing (and Deferred Interest thereon) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Tranche A Loans comprising each Tranche A LIBOR Borrowing (and Deferred Interest thereon) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing and subject to clause (iv) of paragraph (d) of this Section, if any principal of or interest on any Tranche A Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to Tranche A ABR Loans as provided in paragraph (a) of this Section.

          (d) All accrued interest (other than Deferred Interest) on each Tranche A Loan and all accrued interest on the Deferred Interest on such Tranche A Loan (other than Deferred Interest) shall be payable in arrears on each Interest Payment Date for such Tranche A Loan; provided that (i) interest
                                               --------
accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Tranche A Loan (or Deferred Interest thereon), accrued interest on the principal amount of such Tranche A Loan (or on such Deferred Interest, as the case may be) repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Tranche A Loan prior to the end of the current Interest Period therefor, accrued interest on such Tranche A Loan (including accrued interest on any Deferred Interest thereon) shall be payable on the effective date of such conversion and (iv) the Borrower may, at its option, elect to defer payment of any interest payable on any Tranche A Loan (including interest payable on Deferred Interest thereon, but excluding Deferred Interest that becomes due pursuant to the terms of this Agreement) until the earlier of (A) the date on which such Tranche A Loan and Deferred Interest thereon are repaid or prepaid and (B) the end of the Tranche A Availability Period; provided further that (1) any Deferred Interest on any Tranche A Loan
        ----------------
(including Deferred Interest on Deferred Interest) shall accrue interest from and including the date on which such Deferred Interest was initially due at the same rate as the principal amount of such Tranche A Loan and (2) the aggregate amount of Deferred Interest on all Tranche A Loans shall not exceed $75,000,000.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the

Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a LIBOR Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:
                         ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such

Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs
-------- -------
or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14.  Break Funding Payments; Prepayment Fees.  In the event
                         ----------------------------------------
of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15.  Taxes.  (a)  Any and all payments by or on account of
                         ------
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative

Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  The Borrower shall make each payment required to be made by it
-----
hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no. 021000021, account no. 9101449099, phone no. (212) 552-2222 (or such other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are
                        --------
purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any failure of the Network or any part thereof, or any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent.

          SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)
                         -----------------------------------------------
If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.18.  Additional Loan Supplements.  The Borrower and the
                         ----------------------------
Administrative Agent may, at any time and from time to time, enter into one or more Additional Loan Supplements with one or more Persons who agree to become Lenders pursuant to such Additional Loan Supplements and undertake Additional Commitments pursuant thereto; provided that the aggregate principal amount of
                              --------
Additional Loans made pursuant to all Additional Loan Supplements shall not exceed $400,000,000 (excluding Deferred Interest, if any). An Additional Loan Supplement shall not require the consent or approval of any Lender, other than Lenders that undertake Additional Commitments thereunder. No Lender shall have any obligation to enter into any Additional Loan Supplement or to undertake any Additional Commitment.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Borrower and the
                         ---------------------
Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions are
                         ------------------------------
within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Loan Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
                         -------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Agreement.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)
                         ------------------------------------------------
The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by PricewaterhouseCoopers LLP (successor to Coopers & Lybrand, L.L.P.), independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since June 30, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and the Restricted Subsidiaries, taken as a whole.

          SECTION 3.05.  Properties and Licenses.  (a)  Each of the Loan Parties
                         ------------------------
has good title to, or valid leasehold interests in, all the real and personal property material to its business owned or leased by it, except for defects in title that do not interfere with its ability to conduct its business as currently conducted and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (b) Each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth all FCC Licenses existing as of the Effective Date and all other licenses and permits in effect as of the Effective Date that are material to the business of the Borrower and the Restricted Subsidiaries. Each of the FCC Licenses, and each other license or permit that is material to the business of the Borrower and the Restricted Subsidiaries, is valid and in full force and effect, and the Borrower and the Restricted Subsidiaries are in compliance with the terms and conditions thereof except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are
                         -------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                         ------------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  None of the
                         --------------------------------------
Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of the Loan Parties has timely filed or
                         ------
caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves or (b) the filing of state or local Tax returns and reports, or the payment of state or local Taxes, to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  No ERISA Event has occurred.
                         ------

          SECTION 3.11.  Disclosure.  The Borrower has disclosed to the Lenders
                         -----------
all material agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information concerning the Borrower or its Subsidiaries furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial
                      --------
information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth as of the
                         -------------
Effective Date the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each such Subsidiary (if any) that is an Unrestricted Subsidiary or a License Subsidiary.

          SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of
                         ----------
all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums then due and payable in respect of such insurance have been paid.

          SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no
                         --------------
strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable

Federal, state, local or foreign law dealing with such matters, except for such violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party, except for such failures to so pay or accrue that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

          SECTION 3.15.  Purchase Agreement.  The Purchase Agreement is in full
                         -------------------
force and effect. The Borrower is in substantial compliance with the terms and conditions of the Purchase Agreement.


                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         ---------------
Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Ropes & Gray, counsel for the Borrower, substantially in the form of Exhibit D-1, (ii) Wiley, Rein & Fielding, special FCC counsel for the Borrower, substantially in the form of Exhibit D-2, and (iii) Cravath, Swaine & Moore, counsel for Lucent, substantially in the form of Exhibit D-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests its counsel referred to in clauses (i) and (ii) of this paragraph to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.03.

          (e) The Administrative Agent and Lucent shall have received all fees and other amounts due and payable to them hereunder on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Lenders shall be satisfied with the corporate and legal structure and capitalization of the Borrower and the Restricted Subsidiaries, including the charter and by-laws of the Borrower and each Restricted Subsidiary and each agreement or instrument evidencing Indebtedness.

          (g) The Collateral Agent shall have received (i) counterparts of the Security Agreement signed on behalf of the Borrower and (ii) evidence satisfactory to it that all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement have been so filed, registered or recorded.

          (h) The Collateral Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including
     (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (i) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower constituting the Collateral.

          (j) All FCC Licenses shall be owned by the Borrower or a License Subsidiary. No event shall have occurred that would subject any FCC License to revocation by the FCC, except for such FCC Licenses the loss of which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (k) The Lenders shall have received the Borrower's most recent Business Plan, including financial projections, and there shall have been no material adverse changes in the Business Plan compared to the information disclosed to Lucent prior to June 18, 1998.

          (l) All material intercompany agreements and arrangements between the Borrower or any wholly owned Restricted Subsidiary, on the one hand, and any Unrestricted Subsidiary, any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary or any other Affiliate of the Borrower or any wholly owned Restricted Subsidiary, on the other hand, with respect to tax sharing, management fee or servicing fee agreements, arrangements or relationships shall have been completed on terms and conditions (including with respect to the subordination of any obligations to pay any fees thereunder to the prior payment in full of the Obligations) reasonably satisfactory to the Lenders and shall have been set forth in written agreements (the "Intercompany
                                                           ------------
     Agreements") reasonably satisfactory in form and substance to the Lenders.
     ----------
     True and correct copies of all Intercompany Agreements shall have been delivered to the Lenders.

          (m) The Administrative Agent shall have received counterparts of the Escrow Agreement signed on behalf of the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Tranche A Full Availability Date.  The obligations of
                         ---------------------------------
the Lenders to make Tranche A Loans hereunder in an aggregate principal amount exceeding the Initial Loan Limit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Borrower shall have received aggregate Net Proceeds of not less than $50,000,000 from contributions of equity capital or the issuance of Other Debt subsequent to April 27, 1998.

          (b) The lending commitments under the Working Capital Credit Agreement shall have been terminated and the Borrower shall have paid in full the principal of and accrued interest on all loans and all other amounts owed by the Borrower under such Agreement.

          (c) The Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Borrower confirming compliance with paragraphs (a) and (b) of this Section.

The Administrative Agent shall notify the Borrower and the Lenders of the Tranche A Full Availability Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder in an aggregate principal amount exceeding the Initial Loan Limit shall not become effective unless the conditions set forth in this Section are satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m.,

New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.03.  Each Borrowing.  The obligation of each Lender to make
                         ---------------
a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct (or, in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

          (c) At the time of and immediately after giving effect to such Borrowing, the Purchase Agreement shall be in full force and effect and the Borrower shall be in substantial compliance therewith.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  The
                         -------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP (successor to Coopers & Lybrand, L.L.P.) or other independent public accountants of recognized national standing (without, except for the audit with respect to the Borrower's 1998 fiscal year, a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of the Borrower's financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22 and 6.23 (to the
     extent such Sections are operative during such fiscal period), (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) if the financial statements accompanying such certificate include consolidated financial information for any Unrestricted Subsidiary, setting forth on a schedule attached to such certificate a reasonably detailed calculation of all adjustments to such financial statements necessary in order to reflect the financial condition and results of operations of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become available but in any event within 90 days after the end of each fiscal year of the Borrower, the Business Plan for the current fiscal year and updated financial projections through the latest Maturity Date;

          (f) within 15 days after the end of each fiscal quarter of the Borrower, a report setting forth (i) the number of buildings connected to the Network and (ii) the number of the Borrower's customers (treating each office location of a Person purchasing services from the Borrower as a separate customer to the extent such office locations are in separate buildings);

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  (a) The Borrower will
                         ---------------------------
furnish to the Administrative Agent and each Lender prompt written notice of the following:

        (i) the occurrence of any Default;

       (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

      (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          (b) The Borrower will furnish to the Administrative Agent written notice of the occurrence of any Collateral Trigger Event or Prepayment Event promptly, but in any event within 30 days, after the occurrence of such event.

          (c) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Information Regarding Collateral.  (a)  The Borrower
                         ---------------------------------
will furnish to the Collateral Agent prompt written notice of any change (i) in the Borrower's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's chief executive office, its principal place of business or any asset constituting Collateral (including the installation of any asset constituting Collateral at a location where Collateral has not previously been located), (iii) in the Borrower's identity or corporate structure or (iv) in the Borrower's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements for the Borrower with respect to the preceding fiscal year pursuant to clause
(a) of Section 5.01, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.  Existence; Conduct of Business.  The Borrower will, and
                         -------------------------------
will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger,
                  --------
consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.  Payment of Obligations.  The Borrower will, and will
                         -----------------------
cause each of the Restricted Subsidiaries to, pay its material Indebtedness and other material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.  Maintenance of Properties.  The Borrower will, and will
                         --------------------------
cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.  Insurance.  (a)  The Borrower will, and will cause each
                         ----------
of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

          (b) All policies of casualty insurance maintained by or for the benefit of the Borrower with respect to the Collateral shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that none of the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Borrower shall deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral

Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

          (c) The Borrower shall notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

          SECTION 5.08.  Books and Records; Inspection Rights.  The Borrower
                         -------------------------------------
will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by either Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours and as often as reasonably requested, without unreasonable interference with the Borrower's business.

          SECTION 5.09.  Compliance with Laws and Agreements.  The Borrower
                         ------------------------------------
will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (a) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (b) where (i) the failure to so comply is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or, in the case of a foreign Restricted Subsidiary, in accordance with applicable accounting principles in the relevant jurisdiction, (iii) such contest effectively suspends the requirement to so comply and (iv) the failure to so comply pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.10.  Use of Proceeds.  The proceeds of the Loans will be
                         ----------------
used solely to make payments of portions of the Purchase Price.

          SECTION 5.11.  Further Assurances.  The Borrower will execute any and
                         -------------------
all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Agreement or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to either Agent, upon request, evidence reasonably satisfactory to such Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

          SECTION 5.12.  Casualty and Condemnation.  (a)  The Borrower will
                         --------------------------
furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or purchasing additional property constituting Collateral in accordance with the terms of this Agreement and the applicable provisions of the Security Agreement, subject to the provisions of the Security Agreement regarding application of such Net Proceeds during a Default.

          (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.09(c) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.09(c).

          SECTION 5.13.  Interest Rate Protection.  Beginning on the Tranche A
                         -------------------------
Full Availability Date, the

Borrower will from time to time enter into and maintain in effect one or more Hedging Agreements satisfactory to the Required Lenders, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to such portion of the Loans and Deferred Interest as shall be necessary in order that, at all times, at least 50% of Consolidated Indebtedness shall be comprised of a combination of (a) Indebtedness bearing interest at a fixed rate and (b) the portion of the Loans and Deferred Interest covered by such Hedging Agreements.

          SECTION 5.14.  FCC Licenses.  The Borrower will, and will cause each
                         ------------
of the Restricted Subsidiaries to, maintain each FCC License in full force and effect and comply with all terms and conditions thereof, except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness.  The Borrower will not, nor will it
                         -------------
permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created under the Loan Documents or the Purchase Agreement;

          (b) subject to Sections 6.04 and 6.12, Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

          (c) subject to Section 6.04, Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary;

          (d) Indebtedness of the Borrower or, subject to Section 6.12, any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets or FCC licenses by the Borrower or such Restricted Subsidiary (other than assets constituting Collateral or other assets that become accessions to assets constituting Collateral or the removal or loss of which would adversely affect the value of any assets constituting Collateral), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 90
         --------
days after such acquisition or the completion of such construction or improvement and (B) any such Indebtedness incurred in connection with any particular acquisition, construction or improvement shall not exceed the cost of such acquisition, construction or improvement; provided further that, prior to
                                               ----------------
the Tranche A Full Availability Date, the aggregate principal amount of such Indebtedness shall not exceed $20,000,000;

          (e) Other Debt;

          (f) Indebtedness outstanding on the Effective Date and set forth on
Schedule 6.01;

          (g) Indebtedness of the Borrower incurred to refinance any Indebtedness referred to in clause (d) or (f) above and Indebtedness of any Restricted Subsidiary incurred to refinance any Indebtedness of such Restricted Subsidiary referred to in clause (d) or (f) above; provided that (i) the
                                                   --------
principal amount of any such Indebtedness does not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby, (ii) any such Indebtedness has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (iii) any such Indebtedness has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (iv) any such Indebtedness does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into account in determining compliance with clause (iii) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, and (v) any such Indebtedness shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby;

          (h) on and after the Tranche A Full Availability Date, Indebtedness incurred or assumed in connection with a Permitted Acquisition; provided that
                                                                --------
the aggregate principal amount of such Indebtedness shall be subject to the limitation set forth in clause (f) of the definition of "Permitted Acquisition"; and

          (i) on and after the Tranche A Full Availability Date, other unsecured Indebtedness of the Borrower and, subject to Section 6.12, Restricted Subsidiaries, in an aggregate principal amount not exceeding $50,000,000 (or, if the Borrower has received aggregate Net Proceeds of not less than $30,000,000 from contributions of equity capital subsequent to the date hereof, $100,000,000) at any time outstanding; provided that, to the extent such
                                       --------
Indebtedness consists of loans incurred pursuant to revolving credit facilities with commercial banks or other financial institutions for working capital purposes, such Indebtedness may be secured by accounts receivable.

          SECTION 6.02.  Liens.  (a) The Borrower will not, nor will it permit
                         ------
any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (i) Liens created under the Security Agreement and the Purchase Agreement;

          (ii) Permitted Encumbrances;

         (iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or
           --------
     asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and refinancings thereof that satisfy the criteria set forth in clause (g) of
     Section 6.01;

          (iv) any Lien existing on any property or asset prior to the date that such property or asset was first acquired by the Borrower or any Subsidiary or any Affiliate thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in
                                  --------
     contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings thereof that satisfy the criteria set forth in clause (g) of Section 6.01;

           (v) Liens on fixed or capital assets (other than assets constituting Collateral or other assets that become accessions to assets constituting Collateral or the removal or loss of which would adversely affect the value of any assets constituting Collateral) acquired, constructed or improved by the Borrower or a Restricted Subsidiary; provided that (A) such Liens
                                              --------
     secure only Indebtedness permitted by clause (d) of Section 6.01 or a refinancing thereof permitted by clause (g) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

          (vi) Liens existing under the Collateral Pledge and Security Agreement dated as of February 6, 1997, between the Borrower and the Bank of New York; provided that such Liens secure only Indebtedness in a principal
           --------
     amount not to exceed the principal amount secured under such agreement on the date hereof and do not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

         (vii) Liens on accounts receivable (including related documents, instruments and other general intangibles customarily pledged in connection with a pledge of accounts receivable) securing Indebtedness permitted by clause (i) of Section 6.01 incurred pursuant to revolving credit facilities with commercial banks and other financial institutions for working capital purposes; and

        (viii) other Liens on assets of the Borrower and the Restricted Subsidiaries (other than assets constituting Collateral or other assets that become accessions to or otherwise are integrated with assets constituting Collateral) securing monetary obligations in an aggregate amount not exceeding (A) $1,000,000 at any time prior to the Tranche A Full Availability Date and (B) $10,000,000 at any time on and after the Tranche A Full Availability Date.

          (b) Notwithstanding the foregoing, the Borrower will not, nor will it permit any Restricted Subsidiary to, create any Lien (other than any Permitted Encumbrance) on any FCC License or on any capital stock of or other ownership interest in or Indebtedness of any License Subsidiary.

          SECTION 6.03.  Fundamental Changes.  (a)  The Borrower will not, nor
                         --------------------
will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower or a Restricted Subsidiary (other than a License Subsidiary) pursuant to a transaction that constitutes a Permitted Acquisition, provided that the
                                                           --------
survivor of such merger is the Borrower or a Restricted Subsidiary, as applicable; (ii) any Restricted Subsidiary (other than a License Subsidiary) may merge into any other Restricted Subsidiary (other than a License Subsidiary) in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Restricted Subsidiary (other than a License Subsidiary) or (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Lenders; provided
                                                                     --------
that any such merger involving the Borrower or any Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than telecommunications and data networking business and businesses related thereto.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions; Asset Sales.  (a)  The Borrower will not, nor will it permit any
--------------------------
of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities

(including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

           (i) Permitted Investments;

          (ii) subject to Section 6.12, investments by the Borrower and its Restricted Subsidiaries in the capital stock of their respective Restricted Subsidiaries; provided that the aggregate amount of outstanding investments
                   --------
     made by the Borrower and its wholly owned Restricted Subsidiaries in, and loans and advances made by the Borrower and its wholly owned Restricted Subsidiaries to, Restricted Subsidiaries that are not wholly owned Restricted Subsidiaries shall not exceed (A) $5,000,000 at any time prior to the Tranche A Full Availability Date and (B) $20,000,000 at any time on and after the Tranche A Full Availability Date;

         (iii) subject to Section 6.12, loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that the aggregate
                                                  --------
     amount of such loans and advances made by the Borrower and its wholly owned Restricted Subsidiaries to Restricted Subsidiaries that are not wholly owned Restricted Subsidiaries shall be subject to the limitation set forth in clause (ii) above;

          (iv) Guarantees by the Borrower of obligations of the Restricted Subsidiaries; provided that the aggregate amount of outstanding obligations
                   --------
     Guaranteed by the Borrower of Restricted Subsidiaries that are not wholly owned Restricted Subsidiaries shall be treated as investments in such Restricted Subsidiaries for purposes of the limitation set forth in the proviso to clause (ii) above;

          (v) Permitted Acquisitions;

         (vi) (A) promissory notes received by the Borrower or any Restricted Subsidiary in connection with sales of assets (other than assets constituting Collateral) permitted by paragraph (b) below and (B) the common stock of Pentriad North America, Inc. ("Pentriad") received by the
                                                    --------
     Borrower in connection with the sale of assets to Pentriad described on
     Schedule 6.04;

       (vii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

       (viii) (A) promissory notes of directors, officers or employees of the Borrower or any Restricted Subsidiary issued to the Borrower in exchange for common stock of the Borrower and (B) other loans and advances by the Borrower or any Restricted Subsidiary to their respective directors, officers or employees in an aggregate principal amount not exceeding $1,000,000 at any one time outstanding; or

         (ix) other investments by the Borrower or any of the Restricted Subsidiaries (including (x) investments in Unrestricted Subsidiaries and joint ventures and (y) investments in any Restricted Subsidiary existing at the time such Subsidiary is designated as an Unrestricted Subsidiary) in an aggregate amount not exceeding (A) $3,000,000 at any time prior to the Tranche A Full Availability Date and (B) $10,000,000 on and after the Tranche A Full Availability Date (in each case, valued at cost, without regard to any write down or write up thereof).

          (b) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock of or ownership interest in any other Person owned by it, nor will the Borrower permit any Restricted Subsidiary to issue (other than to the Borrower or a wholly owned Restricted Subsidiary) any additional shares of its capital stock or other ownership interest in such Restricted Subsidiary, except:

           (i) sales of (A) inventory, (B) obsolete, uneconomic or surplus assets not exceeding, in the aggregate, $1,000,000 during any fiscal year of the Borrower and (C) Permitted Investments, in each case in the ordinary course of business;

          (ii) transfers constituting investments permitted by paragraph (a) of this Section or Restricted Payments permitted by Section 6.06;

         (iii) sales, transfers and dispositions to the Borrower or, subject to
     Section 6.12, a Restricted Subsidiary;

         (iv) other sales, transfers and dispositions of obsolete, uneconomic or surplus assets made when no Default has occurred and is continuing;

          (v) prior to the Tranche A Full Availability Date, sales of assets not exceeding, in the aggregate, $10,000,000; provided at least 85% of the
                                               --------
     consideration received for each such sale consists of cash;

         (vi) on and after the Tranche A Full Availability Date, sales of assets not exceeding, in the aggregate, 10% of Adjusted Consolidated Net Tangible Assets during any period of 12 consecutive fiscal months (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Borrower and its Restricted Subsidiaries has been prepared); provided at least 85% of the consideration received for each such sale consists of cash;

        (vii) dispositions of Telecommunications Assets in exchange for comparable Telecommunications Assets; provided that the Board of Directors
                                           --------
     of the Borrower shall have approved such disposition and exchange and determined the fair market value of the Telecommunications Assets subject to such transaction as evidenced by a resolution of such Board; and

       (viii) sales, transfers and dispositions of the assets set forth on
     Schedule 6.04;

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than pursuant to clause (iii) above) shall be made for fair value and, if such asset constitutes Collateral, solely for cash consideration.

          SECTION 6.05.  Hedging Agreements.  The Borrower will not, nor will it
                         -------------------
permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements required by Section 5.13 and other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.06.  Restricted Payments.  The Borrower will not, nor will
                         --------------------
it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock or Permitted Preferred Stock, (b) Restricted Subsidiaries may declare and pay dividends and distributions ratably with respect to their common stock, and (c) the Borrower may make regularly scheduled payments of principal of and interest on Subordinated Indebtedness as and when due, subject to the subordination provisions thereof.

          SECTION 6.07.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Unrestricted Subsidiaries or other Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) transactions expressly contemplated by the Intercompany Agreements that are conducted in accordance with the terms of the Intercompany Agreements and (e) purchases by the Borrower from any Affiliate of equipment and services for the Network at prices not exceeding the applicable Affiliate's cost therefor.

          SECTION 6.08.  Restrictive Agreements.  The Borrower will not, and
                         -----------------------
will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower; provided that (a) the foregoing shall
                                        --------
not apply to restrictions and conditions imposed by law or by any Loan Document and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

          SECTION 6.09.  Repayment of Indebtedness.  The Borrower will not, nor
                         --------------------------
will it permit any Restricted Subsidiary to, make any Repayment in respect of, or make any payment in violation of any subordination terms of, any Indebtedness of the Borrower or any Restricted Subsidiary except (a) any Repayment of Indebtedness resulting in a prepayment of Loans and Deferred Interest pursuant to Section 2.09(e) and (b) Repayments described in any of the clauses of the proviso to Section 2.09(e).

          SECTION 6.10.  Intercompany Agreements.  The Borrower will not, nor
                         ------------------------
will it permit any Restricted Subsidiary to, enter into any material agreement or arrangement after the date hereof that would constitute an Intercompany Agreement without the prior written approval of the Required Lenders.

          SECTION 6.11.  Limitation on Sale-Leaseback Transactions.  The
                         -----------------------------------------
Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital asset that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

          SECTION 6.12.  Restricted Subsidiaries.  The Borrower will not permit
                         ------------------------
any substantial part of the assets (other than FCC Licenses owned by License Subsidiaries) and operations of the Borrower and the Restricted Subsidiaries taken as a whole to be owned or conducted by the Restricted Subsidiaries taken as a whole. Without limiting the generality of the foregoing, the Borrower will not:

          (a) sell, transfer, lease or otherwise dispose of any asset constituting Collateral to any Restricted Subsidiary;

          (b) permit the consolidated assets (excluding FCC Licenses owned by License Subsidiaries) of the Restricted Subsidiaries (determined in accordance with GAAP) at any time to exceed 15% of the consolidated assets of the Borrower and the Restricted Subsidiaries (determined in accordance with GAAP) at such time;

          (c) permit the consolidated operating revenues of the Restricted Subsidiaries for any fiscal quarter of the Borrower to exceed 15% of the consolidated operating revenues of the Borrower and the Restricted Subsidiaries for such fiscal quarter;

          (d) permit any Restricted Subsidiary to Guarantee any Indebtedness or other obligation of the Borrower; or

          (e) permit the aggregate principal amount of Indebtedness of the Restricted Subsidiaries outstanding at any time (excluding Indebtedness owed to the Borrower or to a Restricted Subsidiary and otherwise determined on a consolidated basis in accordance with GAAP) to exceed $20,000,000.

          SECTION 6.13.  FCC Licenses and License Subsidiaries.  The Borrower
                         --------------------------------------
will not permit any FCC License to be owned or acquired by any Person other than the Borrower or a Restricted Subsidiary that (a) is wholly owned directly by the Borrower, (b) does not engage in any business or activity other than the ownership of one or more FCC Licenses and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses, cash and Permitted Investments and (d) does not have or incur any Indebtedness or other liabilities other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities (any Restricted Subsidiary satisfying the foregoing requirements, a "License Subsidiary"); provided that, to the extent the Borrower is advised by
-------------------    --------
counsel that, in order to preserve the tax status of any tax-free reorganization involving any Restricted Subsidiary (a "Tax-Free Merger Sub"), any FCC License
                                        -------------------
cannot be held by the Borrower or a License Subsidiary, such FCC License shall be held by such Tax-Free Merger Sub until such time as such FCC License may be transferred to the Borrower or a License Subsidiary without adverse tax consequences to the Borrower or the other parties to the transaction pursuant to which such Tax-Free Merger Sub became a Subsidiary of the Borrower.

          SECTION 6.14.  ERISA.  The Borrower will not permit the present value
                         ------
of all accumulated benefit obligations under any Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) to exceed the fair market value of the assets of such Plan.

          SECTION 6.15.  Secured Indebtedness to Total Capitalization.  The
                         ---------------------------------------------
Borrower will not permit the ratio of Secured Indebtedness to Total Capitalization as of the last day of any fiscal quarter ending after the Tranche A Full Availability Date to be more than .45 to 1.00.

          SECTION 6.16.  Total Indebtedness to Total Capitalization.  The
                         -------------------------------------------
Borrower will not permit the ratio of Total Indebtedness to Total Capitalization as of the last day of any fiscal quarter ending after the Tranche A Full Availability Date to be more than .75 to 1.00.

          SECTION 6.17.  Senior Indebtedness to Consolidated EBITDA.  The
                         -------------------------------------------
Borrower will not permit the ratio of (a) Senior Indebtedness as of the last day of any fiscal quarter ending on any date during any period set forth below to
(b) 200% of Consolidated EBITDA for the period of two consecutive fiscal quarters of the Borrower ending on such day to be greater than the ratio set forth below opposite such date:



Date                                     Ratio
-----                                    -----
December 31, 2001;                       10.0 to 1.0
March 31, 2002;
June 30, 2002; and
September 30, 2002

December 31, 2002;                       6.5 to 1.0
March 31, 2003;
June 30, 2003; and
September 30, 2003

December 31, 2003;                       3.5 to 1.0
March 31, 2004;
June 30, 2004; and
September 30, 2004

December 31, 2004;                       2.5 to 1.0
March 31, 2005;
June 30, 2005; and
September 30, 2005

December 31, 2005 and                    2.0 to 1.0
thereafter


          SECTION 6.18.  Total Indebtedness to Consolidated EBITDA.  The
                         ------------------------------------------
Borrower will not permit the ratio of (a) Total Indebtedness as of the last day of any fiscal quarter ending on any date during any period set forth below to
(b) 200% of Consolidated EBITDA for the period of two consecutive fiscal quarters of the Borrower ending on such day to be greater than the ratio set forth below opposite such date:



Date                                             Ratio
----                                             -----
December 31, 2001;                               15.0 to 1.0
March 31, 2002;
June 30, 2002; and
September 30, 2002

December 31, 2002;                               10.0 to 1.0
March 31, 2003;
June 30, 2003; and
September 30, 2003

December 31, 2003;                               5.0 to 1.0
March 31, 2004;
June 30, 2004; and
September 30, 2004

December 31, 2004 and                            4.0 to 1.0
thereafter

          SECTION 6.19.  Consolidated EBITDA to Consolidated Debt Service.  The
                         -------------------------------------------------
Borrower will not permit the ratio of (a) 200% of Consolidated EBITDA for the period of two consecutive fiscal quarters of the Borrower ending on any date during any period set forth below to (b) Consolidated Debt Service for the period of four consecutive fiscal quarters of the Borrower ending on such date to be less than the ratio set forth below opposite such date:



Date                                             Ratio
----                                             -----

September 30, 2001;                              0.50 to 1.00
December 31, 2001; and
March 31, 2002

June 30, 2002;                                   0.75 to 1.00
September 30, 2002; and
December 31, 2002

March 31, 2003;                                  1.00 to 1.00
June 30, 2003;
September 30, 2003; and
December 31, 2003

March 31, 2004;
June 30, 2004;                                   1.05 to 1.00
September 30, 2004; and
December 31, 2004

March 31, 2005;                                  1.15 to 1.00
June 30, 2005;
September 30, 2005; and
December 31, 2005

March 31, 2006 and                               1.25 to 1.00
thereafter

          SECTION 6.20.  Consolidated EBITDA to Consolidated Cash Interest
                         -------------------------------------------------
Expense.  The Borrower will not permit the ratio of (a) 200% of Consolidated
--------
EBITDA for the period of two consecutive fiscal quarters of the Borrower ending on any date during any period set forth below to (b) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters of the Borrower ending on such date to be less than the ratio set forth below opposite such date:



Date                                             Ratio
----                                             -----

September 30, 2001;                              0.5 to 1.0
December 31, 2001; and
March 31, 2002

June 30, 2002;                                   1.0 to 1.0
September 30, 2002; and
December 31, 2002

March 31, 2003;                                  2.0 to 1.0
June 30, 2003;
September 30, 2003; and
December 31, 2003

March 31, 2004 and                               2.5 to 1.0
thereafter

          SECTION 6.21.  Minimum Revenues.  The Borrower will not permit the
                         -----------------
consolidated revenue of the Borrower and the Restricted Subsidiaries for any fiscal quarter ending on a date listed below to be less than the amount listed opposite such date:

               Date                   Amount
               ----                   ------

          September 30, 1998      $     3,900
          December 31, 1998            83,700
          March 31, 1999              335,300
          June 30, 1999               718,500
          September 30, 1999        2,957,300
          December 31, 1999         5,710,600
          March 31, 2000           10,047,000
          June 30, 2000            15,962,500

          September 30, 2000       28,450,800
          December 31, 2000        39,436,700

          SECTION 6.22.  Minimum Buildings on Network.  The Borrower will not
                         -----------------------------
permit the number of buildings connected to the Network (i.e. buildings for
                                                         ----
which the Borrower or a Restricted Subsidiary possesses roof rights, has installed equipment and is capable of transmitting to a hub site) as of any date listed below to be less than the number listed opposite such date:


                Date                Number
                ----                ------
          September 30, 1998          14
          December 31, 1998           81
          March 31, 1999             142
          June 30, 1999              190

          SECTION 6.23.  Minimum Customers.  The Borrower will not permit the
                         ------------------
number of customers of the Borrower and its Restricted Subsidiaries (treating each office location of a Person purchasing services from the Borrower as a separate customer to the extent such office locations are in separate buildings) as of any date listed below to be less than the number listed opposite such date:


               Date                Number
               ----                ------
          September 30, 1998          16
          December 31, 1998          116
          March 31, 1999             342
          June 30, 1999              620


                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of or Deferred Interest on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest (other than Deferred Interest) on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect (or, in the case of any representation or warranty that is not qualified as to materiality, in any material respect) when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.10 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue for more than any expressly applicable period of grace with respect thereto (without giving effect to any waiver, consent or amendment for which any Loan Party gave any consideration or benefit of any kind (including any increased compensation, prepayment, shortening of maturities, security or other credit support) during the continuation of such failure or within 30 days before such failure would otherwise have occurred);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (or would enable or permit, but for a waiver, consent or amendment for which any Loan Party gave any consideration or benefit of any kind (including any increased compensation, prepayment, shortening of maturities, security or other credit support) during the continuation of such event or condition or within 30 days before such event or condition would otherwise have occurred) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured
               --------
     Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

          (l) any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Agreement, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) with respect to Collateral with an aggregate Collateral Cost not exceeding the lesser of $5,000,000 and 5% of the Collateral Cost of all Collateral at the time;

          (m) a Change in Control shall occur;

          (n) the loss, revocation, suspension or material impairment of any material FCC License shall occur; or

          (o) an "Event of Default" (as defined in the Working Capital Credit Agreement) shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest (including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest (including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                                  The Agents
                                  ----------

          Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within

30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 500-108th Avenue N.E., Suite 2600, Bellevue, Washington 98004, Attention of General Counsel (Telecopy No.
     (425) 990-1642), with a copy of any notice of a Default to Ropes & Gray, One International Place, Boston, Massachusetts 02110,

     Attention of Mary E. Weber, Esq. (Telecopy No. (617) 951-7050);

          (b) if to the Collateral Agent, to it at Two International Place, Boston, Massachusetts 02110, Attention of Corporate Trust Division (Telecopy No. (617) 664-5371); and

          (b) if to the Administrative Agent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711); and

          (c) if to Lucent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711); and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by
                         --------------------
either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor the Security Agreement nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of the Security Agreement, pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Borrower with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of
         --------
any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of Deferred Interest thereon or reduce the rate of interest on such Loan or Deferred Interest, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest (including Deferred Interest) thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or any substantial part of the Collateral from the Lien of the Security Agreement (except as expressly provided in the Security Agreement), without the written consent of each Lender, or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans, Deferred Interest thereon and Commitments of each affected Class (in addition to any other consents required by this sentence); provided further that no such agreement shall amend, modify
                   ----------------
or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower
                         -----------------------------------
shall pay (i) all reasonable costs and expenses incurred by Lucent and each Agent, including the reasonable fees, charges and disbursements of counsel for Lucent or the Agents, in connection with the preparation, execution and delivery of the Loan Documents (including, in the case of Lucent, the Commitment Letter dated April 27, 1998, between Lucent and the Borrower, and the Bridge Note); provided that (A) the fees of Cravath,
                                        --------
Swaine & Moore shall be subject to the limitations set forth in the letter from Cravath, Swaine & Moore dated April 22, 1998, and (B) the payment of such costs and expenses shall not be required prior to the earlier of the Effective Date and the Effective Date (as defined in the Working Capital Credit Agreement) and
(ii) all reasonable costs and expenses incurred by either Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with (A) the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (B) in the case of Lucent and the Agents, the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Loan Documents.

          (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all
 ----------
losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided
                                                                    --------
that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense
                                          --------
or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans, Deferred Interest and Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

          SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Subject to Section 9.04(h), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Deferred Interest at the time owing to it); provided that (i) in the case of an
                                   --------
assignment that is not a Permitted Assignment, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, Loans and Deferred Interest of any Class, the amount of the Commitment, Loans and Deferred Interest of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless the Borrower otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) one or more Classes of Commitments, Loans and Deferred Interest, (B) one or more Classes of Loans and Deferred Interest separately from (or without assigning) Commitments or (C) one or more Classes of Commitments separately from (or without assigning) Loans or Deferred Interest, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower
                              ----------------
otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and amount of Deferred Interest owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
      --------
Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Commitments and the Loans and Deferred Interest owing to it); provided that (i) such Lender's
                                          --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Notwithstanding the foregoing, Lucent hereby agrees that it will not assign or sell a participation in (other than to any Affiliate of Lucent that agrees to be bound by this paragraph) any of its rights as a Lender until the earlier of (i) the date that is 18 months after the Effective Date and (ii) the date on which Loans having an aggregate principal amount of $200,000,000 have been borrowed by the Borrower hereunder.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         ---------
and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the

Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the Borrower's agreement to cooperate with Lucent with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a)  This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the Agents and the Lenders
                         ----------------
agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means
                                                            -----------
all information received from the Borrower relating to the Borrower or its business, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              ADVANCED RADIO TELECOM CORP.,


                              by
                                ---------------------------------
                                Name:
                                Title:


                              STATE STREET BANK AND TRUST COMPANY, as Collateral Agent,


                              by
                                ---------------------------------
                                Name:
                                Title:


                              LUCENT TECHNOLOGIES INC., individually and as Administrative Agent,


                              by
                                ---------------------------------
                                Name:
                                Title:

                                                            Schedule 2.01

                             TRANCHE A COMMITMENTS
                             ---------------------




Lender                              Tranche A Commitment
------                              --------------------
                                           Amount
                                           ------
Lucent Technologies Inc.               $200,000,000


                                                            Schedule 9.04

                          CERTAIN PERMITTED ASSIGNEES
                          ---------------------------


ABN AMRO Bank, N.V.
Bank One, N.A.
Bank of America National Trust & Savings Association
Bank of Hawaii
The Bank of New York
Bank of Tokyo-Mitsubishi Trust Company
BankBoston, N.A.
Banque Nationale de Paris
Banque Paribas
Barclays Bank
Bayerische Vereinsbank AG
The Chase Manhattan Bank
Citibank, N.A.
Credit Suisse
Deutsche Bank AG
The Dai-ichi Kangyo Bank Ltd.
Dresdner Bank AG
First National Bank of Chicago
First Union National Bank
Fleet National Bank
The Fuji Bank Limited
General Electric Capital Corporation
Hong Kong & Shanghai Bank
Industrial Bank of Japan
ING Bank N.V.
Mellon Bank, N.A.
Morgan Guaranty Trust Company of New York
NationsBank, N.A.
NBD Bank
NewCourt Capital Corporation
The Northern Trust Company
PNC Bank, National Association
Royal Bank of Canada
Sakura
The Sanwa Bank Limited
Scotia Bank
Societe Generale
The Sumitomo Trust & Banking Co., Ltd.
Summit Bank
Swiss Bank Corporation
The Tokai Bank, Limited
Toronto Dominion Bank
The Toyo Trust and Banking Co., Ltd.
Union Bank of Switzerland
Wachovia Bank, N.A.
Wells Fargo Bank
Westdeusche Landesbank
Yasuda